SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No.    )

Check the appropriate box:

[ ] Preliminary Information Statement	[ ] Confidential, For Use of the Commission Only(as permitted by Rule 14c-5(d)(2))
[ X] Definitive Information Statement

K'S MEDIA
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4)  Date Filed:

PRELIMINARY
INFORMATION STATEMENT
FOR
K'S MEDIA
A NEVADA CORPORATION

8/F GongJieDaSha, Ji 2, GongTi Road East,
ChaoYang District, Beijing, China 100027
Telephone Number: 86-10-5921-2230

April 17, 2009

To our stockholders:

Enclosed please find an information statement providing information to you regarding certain actions taken by some of our stockholders holding a majority of our issued and outstanding common stock with respect to (a) authorizing a future reverse stock split of K's Media outstanding common stock at a specific ratio to be determined by our Board of Directors at a specific time within twelve months from the date of approval in the Board of Directors' discretion, and (b) adopting the K's Media 2009 Stock Incentive Plan.  These actions were approved by written consent in lieu of a meeting of stockholders holding a majority of our issued and outstanding common stock entitled to vote on the record date.

Your vote is not required to approve any of these actions, and the enclosed information statement is not a request for your vote or a proxy.

The accompanying information statement is for information purposes.  Please read the accompanying information statement carefully.

By Order of the Board of Directors,

Very truly yours,

K'S MEDIA

By:  /s/ KE WANG
        Ke Wang
Chairman

PRELIMINARY
INFORMATION STATEMENT
FOR
K'S MEDIA

8/F GongJieDaSha, Ji 2, GongTi Road East,
ChaoYang District, Beijing, China 100027
Telephone Number: 86-10-5921-2230

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Important Notice Regarding the Availability of Information Statement This Information Statement is also available to you at http://mediaks.cn/Proxy

This information statement is first being furnished on or about April 17, 2009 to the holders of record as of the close of business on April 1, 2009 (the "Notice Date") of the common stock, par value $0.00001 per share (the "Common Stock"), of K's Media (referred to in this information statement as "we", "us", "our", "the Company", or "K's Media").

This information statement is being furnished to our stockholders to inform our stockholders about the transactions described in this information statement.  This information statement is being filed with the U.S. Securities and Exchange Commission pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and provided to the Company's stockholders pursuant to Rule 14c-2 promulgated under the Exchange Act.

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of our Common Stock.

The date of this information statement is April 2, 2009.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

On April 2, 2009, several of the Company's stockholders executed a written consent in lieu of meeting pursuant to Nevada Revised Statutes Section 78.320 in which the stockholders authorized the Company's Board of Directors to conduct a reverse stock split and adopted the K's Media Stock Incentive Plan, as further described in this information statement.

The following questions and answers address briefly some questions you may have regarding this information statement.  These questions and answers may not address all questions that may be important to you as a stockholder.  Please refer to the more detailed information contained elsewhere in this information statement.

Q:	Why did you send me this information statement?

A:
We sent you this information statement to inform you about recent actions taken by holders of a majority of the voting power of the Company's issued and outstanding Common Stock by executing a written consent in lieu of meeting.  You are not required to take any action with respect to any of the information set forth in this information statement.

Q:	Will the actions taken by written consent also be submitted to all of the Company's stockholders for approval?

A:
No.  Under Nevada Revised Statutes Section 78.320, stockholder action taken by written consent in lieu of a meeting is effective as if taken at a meeting of the Company's stockholders.  No further stockholder approval is necessary and there will be no meeting specifically called for the purpose of approving again the actions taken by written consent described herein.

Q:	Will there be a meeting of the Company's stockholders during 2009?

A:        The Company intends to hold its annual meeting of stockholders in the fall of 2009.

Q:	How many shares of the Common Stock were eligible to consent to the actions described in this information statement and who was eligible to take action by written consent in lieu of meeting?

A:
The Company's Board of Directors set April 1, 2009 as the record date (the "Record Date").  The Company's stockholders on the Record Date were eligible to take action by written consent in lieu of meeting.  As of the Record Date, there were 33,416,167 shares of Common Stock issued and outstanding.  Each share of Common Stock entitled the holder thereof to one vote on each matter that may come before a meeting of the Company's stockholders or on actions taken by written consent in lieu of meeting.

Q:	What vote was required to authorize and approve the actions taken by written consent in lieu of meeting?

A:
Under Nevada law and pursuant to the Company's articles of incorporation and bylaws, any action required or permitted to be taken at a meeting of the Company's stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power entitled to consent thereto on the Record Date.  Stockholders holding an aggregate of 51% of the voting power executed the written consent.

Q:	Do the Company's stockholders have any dissenters' rights or rights of appraisal with respect to the actions described in this information statement?

A:
No.  Under Nevada law, our stockholders do not have dissenters' or appraisal rights in connection with any of the stockholder actions taken by written consent in lieu of meeting described in this information statement.

Q:	At what point may the Company take the actions approved by the Company's stockholders in the written consent in lieu of meeting?

A:
We may effect the reverse stock split at the earliest 21 days after mailing this definitive information statement to our stockholders.  We may grant awards under the Stock Incentive Plan as of the date of our Board of Directors' approval of the Stock Incentive Plan.  Approval by our stockholders is not required to issue non-qualified stock options under the Stock Incentive Plan but will allow us to award incentive stock options under the Stock Incentive Plan, as further described in this information statement.

Q:	Where can I find out more information about the Company?

A:
We are subject to the informational requirements of the Exchange Act, which requires that we file reports, proxy statements and other information with the SEC.  The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC.  The SEC's website address is http://www.sec.gov. In addition, our Exchange Act filings may be inspected and copied at the SEC's Public Reference Room located at 100 F. Street, N.E., Washington, D.C. 20549.  Copies of our 2008 annual report to stockholders and annual report on Form 10-K for the year ended April 30, 2008 may be obtained without charge upon request made to K's Media, 8/F GongJieDaSha, Ji 2, GongTi Road East, ChaoYang District, Beijing, China 100027, Attention:  Corporate Secretary.

ACTION 1 – AUTHORIZATION OF REVERSE STOCK SPLIT

On April 2, 2009, stockholders holding 51% of the voting power of the Company's issued and outstanding Common Stock executed a written consent in lieu of meeting authorizing our Board of Directors to effect a reverse stock split of the Company's outstanding Common Stock at a specific ratio and at such time within twelve months of the date of execution of the written consent, to be determined by our Board of Directors in its sole discretion.  Our Board of Directors believes that it is in the best interest of the Company to have this authority.

Our Board of Directors has the sole discretion to elect, as it determines to be in our best interests, whether or not to effect the reverse stock split and, if so, the specific ratio to be used, and the exact timing of the reverse stock split so long as it is effected on or before April 1, 2010.  Upon implementation of the reverse stock split, such number of shares of our issued and outstanding Common Stock represented by the specific ratio approved by our Board of Directors will be automatically converted into one share of our Common Stock.  In deciding whether to implement the reverse stock split and the specific ratio to be used, our Board of Directors will consider, among other things, (a) the market price of our Common Stock at such time, (b) the number of shares of our Common Stock that will be outstanding after the reverse stock split, (c) the stockholders' equity at such time, (d) the shares of Common Stock available for issuance in the future, and (e) the nature of our operations.

Purpose of the Reverse Stock Split

We hope to list our Common Stock on The Nasdaq Capital Market ("Nasdaq") or another national market or exchange at some point in the future.  The Nasdaq listing standards require stocks to have minimum bid price of $4.00 per share at the time of their initial listing.  Because our Common Stock has traded near $4.00 per share recently, our stock price could trade below the $4.00 per share level and could remain at that level for any number of reasons, many of which are beyond our control.  A reverse stock split would initially result in an increase in the price per share of our Common Stock and would substantially reduce the risk that Nasdaq would reject our application to list our Common Stock by reason of our failure to comply with Nasdaq's minimum stock price.

The Board of Directors also believes that an increased stock price may encourage investor interest and improve the marketability and liquidity of our Common Stock. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers and investors.  The Board of Directors believes that the anticipated higher market price resulting from a reverse stock split may reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage firms described above.  Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Potential Risks of the Reverse Stock Split

If the Board of Directors were to effect a reverse stock split, there can be no assurance that the bid price of the Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split.

Further, a reverse stock split in itself, or our per stock price being over $4.00 alone, will not guarantee that we will achieve listing of our Common Stock on Nasdaq or any other market.

Additionally, the liquidity of our Common Stock could be affected adversely by the reduced number of shares outstanding after the reverse stock split.  Although the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds.  As a result, the decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest in our Common Stock.

Principal Effects of a Reverse Stock Split

Common Stock

After the effective date of any reverse stock split, each stockholder will own fewer shares of our Common Stock.  However, the reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share that is rounded up as described below.  Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the reverse stock split other than as a result of the rounding up of fractional shares.  Further, the number of stockholders of record will not be affected by the reverse stock split.

A reverse stock split is likely to result in some stockholders owning "odd-lots" of fewer than 100 shares of Common Stock.  Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions on "round-lots" of even multiples of 100 shares.  A reverse stock split would not change the number of authorized shares of the Common Stock as designated by our Articles of Incorporation.  Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under our authorized pool of Common Stock would increase.

These additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for Common Stock.  We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise and to take advantage of favorable opportunities.  If we issue additional shares for any of these purposes, the ownership interest of our current stockholders would be diluted.  Although we continually examine potential acquisitions of companies or assets or other favorable opportunities, there are no current plans or arrangements to issue any additional shares of our Common Stock for such purposes.

The action to authorize a reverse stock split has been prompted solely by the business considerations discussed in the preceding paragraphs.  Nevertheless, the additional shares of Common Stock that would become available for issuance if a reverse stock split is effected could also be used by the Company's management to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.  For example, without further stockholder approval, the Board of Directors could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors.  The Board of Directors is not aware of any pending takeover or other transactions that would result in a change in control of the Company, and the proposal was not adopted to thwart any such efforts.

Warrants

In addition, all outstanding warrants to purchase shares of our Common Stock would be adjusted as a result of any reverse stock split, as required by the terms of those securities.  In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the ratio of the reverse stock split.

Fractional Shares

No fractional shares of our Common Stock will be issued as a result of the proposed reverse stock split.  In lieu of issuing fractional shares, we will round fractions up to the nearest whole share.

Implementation and Exchange of Stock Certificates

As of the effective date of the reverse stock split, if implemented by our Board of Directors, each certificate representing shares of our Common Stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the reverse stock split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by the Company after the effective date until they surrender their old stock certificates for exchange.  All shares underlying warrants would also be automatically adjusted on the effective date.

If our Board of Directors implements the reverse stock split, our transfer agent, Island Stock Transfer, Inc., is expected to act as the exchange agent for purposes of implementing the exchange of stock certificates.  As soon as practicable after the effective date, stockholders and holders of securities exercisable for our Common Stock would be notified of the effectiveness of the reverse stock split.  Stockholders of record would receive a letter of transmittal requesting them to surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split.  Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their shares.  No new certificates would be issued to a stockholder until such stockholder has surrendered any outstanding certificates together with the properly completed and executed letter of transmittal to the exchange agent.  Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the ratio of the reverse stock split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Material U.S. Federal Income Tax Considerations

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE U.S. INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY FEDERAL TAX ADVICE CONTAINED IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR PURPOSES OF (I) AVOIDING PENALTIES UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TRANSACTION OR TAX-RELATED MATTER ADDRESSED HEREIN.  YOU ARE ENCOURAGED TO CONSULT YOUR TAX ADVISOR TO DETERMINE FOR YOURSELF THE TAX EFFECTS OF THE REVERSE STOCK SPLIT, IF ANY, INCLUDING SUCH TAX EFFECTS UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

The following discussion sets forth the anticipated material U.S. federal income tax consequences that management believes will apply to us and our stockholders who are U.S. holders at the effective time of the reverse stock split, if any.  This discussion does not address the tax consequences of transactions effectuated prior to or after the reverse stock split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock.  Furthermore, no foreign, state or local tax considerations are addressed herein.  For this purpose, a U.S. holder is a stockholder that is:  (a) a citizen or resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

The following discussion is not binding on the Internal Revenue Service.  The following discussion is based upon the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date of this information statement, all of which are subject to change, possibly with retroactive effect.  Holders of shares of the Common Stock are strongly urged to consult their tax advisors as to the specific tax consequences to them of the reverses stock split, including the applicability and effect of federal, state, local and foreign income and other tax laws in their particular circumstances.

No gain or loss should be recognized by a stockholder upon his or her exchange of pre-reverse stock split shares for post-reverse stock split shares.  The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a new share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefor.  The stockholder's holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

The Company should not recognize any gain or loss as a result of the reverse stock split, if any.

ACTION 2 – APPROVAL OF STOCK INCENTIVE PLAN

On April 2, 2009, stockholders holding 51% of the voting power of the Company's issued and outstanding Common Stock executed a written consent in lieu of meeting approving the K's Media 2009 Stock Incentive Plan.  Our Board of Directors adopted the Stock Incentive Plan on April 2, 2009 as disclosed in the Company's Current Report on Form 8-K filed on April 3, 2009.  You may review a copy of the Stock Incentive Plan in Exhibit 10.1 to the April 3, 2009 Form 8-K.  Our Board of Directors believes that it is in the best interest of the Company that the Company's stockholders approve the Stock Incentive Plan because such approval will allow us to grant tax preferential incentive stock options under the Stock Incentive Plan.

Purpose of the Stock Incentive Plan

The purpose of the Stock Incentive Plan is to continue to further the growth and development of the Company by affording an opportunity for stock ownership to selected employees, consultants and directors of the Company and its affiliates who are responsible for the conduct and management of its business or who are involved in endeavors significant to its success.  The Stock Incentive Plan is also intended to assist the Company in attracting new employees, consultants and directors and retaining existing employees, consultants and directors; to encourage growth of the Company through incentives that are consistent with the Company’s goals; to provide incentives for individual performance; and to promote teamwork.  Currently, the Company has an aggregate of nine officers and directors, and approximately 55 employees who are eligible to receive awards under the Stock Incentive Plan.

Administration of the Stock Incentive Plan

Upon adoption of the Stock Incentive Plan, the Board of Directors appointed its Compensation Committee to administer the Stock Incentive Plan, serving at the pleasure of the Board of Directors. Pursuant to this delegated authority, the Compensation Committee has the full and exclusive right to grant and determine terms and conditions of all awards granted under the Stock Incentive Plan and to prescribe, amend and rescind rules and regulations for administration of the Stock Incentive Plan.  The Compensation Committee may from time to time in its discretion determine which of the eligible employees, consultants and directors of the Company or its affiliates should receive awards, the type of awards to be granted, and as applicable, the number of shares of Common Stock subject to the awards, the grant dates, the exercise or purchase price for shares subject to the awards, the vesting conditions and duration of the awards and the restrictions applicable to each grant of shares of Common Stock pursuant to the awards. Each award shall be evidenced by an award agreement.

Awards and Authorized Number of Shares of Common Stock Available for Issuance under the Stock Incentive Plan

The Compensation Committee may grant stock options, stock appreciation rights, restricted stock, bonus stock or other stock-based awards under the Stock Incentive Plan.  The Company has reserved a total of 6,000,000 shares of Common Stock for issuance under the Stock Incentive Plan.  Shares of Common Stock subject to awards granted under the Stock Incentive Plan that are cancelled, expire or are forfeited shall be available for re-grant under the Stock Incentive Plan.

Awards of Options

The Compensation Committee may grant two types of options under the Stock Incentive Plan:  (a) options qualifying as "incentive stock options" under the requirements of Section 422 of the Internal Revenue Code, or any successor provision, and designated as such ("ISOs"), and (b) non-qualified stock options ("Non-Qualifieds").

The Compensation Committee determines the vesting schedule, the exercise price per share and other terms and conditions for each option.  In the case of options intended to constitute ISOs or performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, the exercise price may not be less than the fair market value of the Common Stock on the date of grant.  The exercise price of an Option may not be repriced.  The Compensation Committee will determine the term of each option, which may not exceed ten years and is subject to further limitations as described herein.

ISOs may be granted only to employees.  To the extent required by Section 422(d) of the Internal Revenue Code, the aggregate fair market value of shares of Common Stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year may not exceed $100,000.  The portion of ISOs that exceeds such amount will be treated as Nonqualifieds.  ISOs granted to a person considered to own more than 10% of the total combined voting power of all classes of the Company's outstanding stock, or the stock of any subsidiary or affiliate, may not be exercisable after the expiration of five years from the grant date and the option exercise price must be at least 110% of the fair market value of the Common Stock subject to the option.

An award agreement may provide for the payment of the exercise price, in whole or in part, by the delivery of a number of shares of the Common Stock (plus cash if necessary) having a fair market value equal to such exercise price.  Moreover, an option agreement may provide for a cashless “net exercise” arrangement pursuant to which the Company will reduce the number of shares issued upon exercise by the largest whole number of shares having an aggregate fair market value that does not exceed the aggregate exercise price, together with required withholding amounts (if any), provided that the Company shall accept a cash or other payment from the participant to the extent of any remaining balance not satisfied by such reduction in the number of whole shares to be issued.

Awards of Stock Appreciation Rights

The Compensation Committee may also award stock appreciation rights under the Stock Incentive Plan.  The exercise (or base) price per share of Common Stock under each stock appreciation right shall be determined by the Compensation Committee and shall not be less than 100% of the fair market value (determined as of the date of grant) of the Company's common stock subject to the stock appreciation right and shall be stated in the applicable award agreement.  The exercise price of the Common Stock under a stock appreciation right may not be repriced. Each stock appreciation right shall be of a duration as specified in the applicable award agreement; provided, however, that the term of any such right shall be no more than ten years from the date on which the right is granted and shall be subject to early termination as provided in the Stock Incentive Plan. A stock appreciation right may be paid to the recipient in the form of cash, whole shares, or a combination thereof, based on the fair market value of the shares earned under the stock appreciation right on the date of payment.

Awards of Restricted Stock

Shares of Common Stock that are the subject of a restricted stock award will be subject to restrictions on disposition by the recipient and an obligation of the recipient to forfeit and surrender the shares to the Company under certain circumstances. During the restricted period, the recipient may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the stock until the restrictions have lapsed, and a breach of the terms and conditions established by the Compensation Committee pursuant to an award agreement will cause a forfeiture of the restricted stock.

Awards of Bonus Stock

The Compensation Committee may grant shares of Common Stock other than restricted stock under the Stock Incentive Plan on such terms and conditions as the Compensation Committee shall determine.  These bonus stock awards need not be subject to performance criteria or objectives or to forfeiture.  The purchase price, if any, for Common Stock issued in connection with a bonus stock award will be determined by the Compensation Committee in its sole discretion.

Other Awards

The Compensation Committee may from time to time in its sole discretion grant other awards under the Stock Incentive Plan that are valued in whole or in part by reference to, or are otherwise based upon, the Common Stock, including without limitation dividend equivalents, phantom stock and performance units.

Amendment and Termination of the Stock Incentive Plan

The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Stock Incentive Plan or any part thereof as it may deem proper, except that no such action shall diminish or impair the rights under an award previously granted.  Unless the Company's stockholders shall have given their approval, the Board of Directors may not amend the Stock Incentive Plan to (a) increase the maximum aggregate number of shares that may be issued under the Stock Incentive Plan, (b) increase the maximum number of shares that may be issued under the Stock Incentive Plan through ISOs, (c) change the class of individuals eligible to receive awards under the Stock Incentive Plan, or (d) make any other change that would require stockholder approval under any applicable law.

The Board of Directors may at any time suspend or terminate the Stock Incentive Plan.  No such suspension or termination shall diminish or impair the rights under an award previously granted without the consent of the recipient, and termination of the Stock Incentive Plan shall not affect the Board of Directors’ ability to exercise the powers granted to it hereunder with respect to awards granted under the Stock Incentive Plan prior to the date of such termination.

New Benefits to Be Awarded under the Stock Incentive Plan

As of the date of this information statement, no grants have been made with respect to the shares of Common Stock reserved for issuance under the Stock Incentive Plan.  The number of shares of Common Stock that may be granted to eligible recipients is indeterminable at this time (subject to the total number of shares of Common Stock reserved for issuance under the Stock Incentive Plan) as such grants are subject to the discretion of the Compensation Committee.

Registration of Shares of Common Stock

Shares of Common Stock directly received or received upon exercise of options issued under the Stock Incentive Plan may not be offered for sale, transferred, sold, assigned, pledged, hypothecated or otherwise encumbered or disposed of except (a) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities or blue sky laws, (b) if the transfer is exempt from registration under the Securities Act and under any applicable state securities or blue sky laws, or (c) unless sold pursuant to Rule 144 or Rule 144A promulgated under the Securities Act.  The Company intends to file a registration statement on Form S-8 covering the shares of Common Stock authorized for issuance under the Stock Incentive Plan.

Material U.S. Federal Income Tax Considerations

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY FEDERAL TAX ADVICE CONTAINED IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR PURPOSES OF (I) AVOIDING PENALTIES UNDER THE CODE, OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TRANSACTION OR TAX-RELATED MATTER ADDRESSED HEREIN.

The following general discussion summarizes the anticipated material U.S. federal income tax consequences of the adoption of the Stock Incentive Plan and the issuance of any awards thereunder.  This discussion does not address all of the U.S. federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances.
The following discussion is not binding on the Internal Revenue Service.  The following discussion is based upon the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date of this information statement, all of which are subject to change, possibly with retroactive effect.  Tax consequences under state, local and foreign laws, and federal laws other than federal income tax laws, are not addressed.  Recipients of awards under the Stock Incentive Plan are strongly urged to consult their tax advisors as to the specific tax consequences to them of such awards, including the applicability and effect of federal, state, local and foreign income and other tax laws in their particular circumstances.

Awards of ISOs

A recipient who is granted an ISO does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the recipient to the alternative minimum tax.  Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss.  If these holding periods are not satisfied, the recipient recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (a) the fair market value of the shares at the date of the option exercise, or (b) the sale price of the shares.  Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period.  Unless limited by Section 162(m) of the Internal Revenue Code , we are generally entitled to a deduction in the same amount as the ordinary income recognized by the recipient.

Awards of Non-Qualifieds

A recipient does not recognize any taxable income at the time he or she is granted Non-Qualifieds. Upon exercise, the recipient recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price.  Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding.  Unless limited by Section 162(m) of the Internal Revenue Code, we are generally entitled to a deduction in the same amount as the ordinary income recognized by the recipient.  Upon a disposition of such shares by the recipient, any difference between the sale price and the recipient’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Awards of Stock

As a general rule, once an award of stock under the Stock Incentive Plan is vested and the shares subject to the award are distributed, the recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date.

Awards of Stock Appreciation Rights

The tax consequences of an award of stock appreciation rights will depend on how the stock appreciation rights are paid out to the recipient.  If paid in stock, please refer to the discussion above about the tax consequences upon awards of stock.  If paid in cash, the recipient will generally be required to include the cash in ordinary income for the taxable year in which received.  Unless limited by Section 162(m) of the Internal Revenue Code, we are generally entitled to a deduction in the same amount as the ordinary income recognized by the recipient.

The Company’s Tax Impact from Awards

We generally will be entitled to a tax deduction in connection with an award under the Stock Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income.  Special rules limit the deductibility of compensation paid to our chief executive officer and to each of our other four most highly compensated executive officers.  Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.  However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met.  These conditions include stockholder approval of the plan and setting limits on the number of awards that any individual may receive per year.  The plan has been designed to permit the compensation committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION INTENDED FOR THE INFORMATION OF THE COMPANY'S STOCKHOLDERS AND NOT AS TAX GUIDANCE TO RECIPIENTS OF AWARDS.  THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE LAW IN THIS AREA.  DIFFERENT TAX RULES MAY APPLY TO SPECIFIC RECIPIENTS AND TRANSACTIONS UNDER THE PLAN AND UNDER THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH ANY ELIGIBLE INDIVIDUAL MAY RESIDE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 1, 2009 the beneficial ownership of our Common Stock by (a) each person or group of persons known to us to beneficially own more than 5% of the outstanding shares of our Common Stock, (b) each of our directors and executive officers, and (c) all of our directors and executive officers as a group.

Except as indicated in the footnotes to the table below and to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act.  In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our Common Stock subject to warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  As of April 1, 2009, we had 33,353,667 issued and outstanding shares of Common Stock.
	Securities beneficially owned
Name of beneficial owner	Shares of Common Stock beneficially owned	Percentage of Common Stock outstanding
Directors and executive officers:
Ke Wang(1)	2,400,000	7.2%
Jake Wei	-0-
James Wei	1,500,000	4.5%
Yan Zhuang	-0-

5% Stockholders:
Team Step Investment Limited(2)	1,800,000	5.4%
Chance Smart Holdings Limited(3)	1,700,000	5.1%
Progress Mind Holdings Limited(4)	2,100,000	6.3%
Market Group Limited(5)	1,700,000	5.1%
High Grow Development Group Limited(6)	1,800,000	5.4%
Sino Return Holdings Limited(7)	2,000,000	6.0%

All directors and executive officers as a group (4 persons)	3,900,000	11.7%

* Denotes less than 1%.

(1) Includes 900,000 shares of Common Stock held by Protégé Capital Limited, Room 810, Tower C2, Oriental
Plaza, 1 East Chang An Avenue, Beijing China.  Ke Wang is the majority stockholder of Protégé Capital
Limited.  The address of this stockholder is 8/F GongJieDaSha, Ji 2, GongTi Road East, ChaoYang District, Beijing, China 100027.

(2) Address is 5A-56, No. 21 Lane, WuYi Garden, TongZhou, Beijing, China.

(3) The address of this stockholder is Room A506, Tian Yuan Apartment, Jian Gong Xi Li, Xuan Wu District,
Beijing, P.R. China.

(4) The address of this stockholder is Room F, 1st Floor, Building No. 4, Xi Meng Peng Yuan, No. 2 Bei Jia Di
Road, Feng Tai District, Beijing, China.

(5) The address of this stockholder is Blk B, 251 Des Veoux Road West, Sai Ying Pun, Hong Kong.

(6) The address of this stockholder is Room 2302, 23/F, Carnival Commercial Building, 18 Java Road, North Point,
Hong Kong.

(7) The address of this stockholder is Room 1610, 16/F Wellborne Commercial Center, 8 Java Road, North Point,
Hong Kong.

COMPENSATION OF DIRECTORS AND OFFICERS

Compensation of Executive Officers

Since inception and through April 1, 2009, we have not paid any salary, made any bonus payment, or granted any equity or non-equity incentives to any of our executive officers, other than reimbursement of actual expenses incurred by our executive officers in connection with the performance of their duties on behalf of the Company.  We may begin compensating our executive officers during fiscal year 2009, or at such later time as is deemed advisable by our Board of Directors.  Our executive officers are not a party to employment or other agreements with us regarding employment or compensation.  None of our executive officers is a party to any agreement or arrangement pursuant to which they are entitled to compensation upon termination of employment or a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

As of April 30, 2008, we had not granted any equity compensation, including stock options, restricted stock, or stock appreciation rights, to our executive officers.  Other than the Stock Incentive Plan, we are not a party to, and our Board of Directors has not approved, any form of equity compensation plan or agreement for our executive officers.

Compensation of Directors

Our directors do not receive compensation for their service as members of our Board of Directors, other than reimbursement of expenses incurred by our directors in connection with the performance of their duties on behalf of the Company.  Our Bylaws provide that, by resolution of the members of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of our Board of Directors, or paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Each of our executive officers and directors has an interest in the approval of the Stock Incentive Plan because each of them is eligible to receive awards thereunder.

HOUSEHOLDING

We will be "householding" this information statement.  This means that only one copy of this information statement will be sent to you and the other stockholders who share your address unless we have received contrary instructions from one or more of those stockholders.  Householding is designed to reduce the volume of duplicate information that stockholders receive and reduce our printing and mailing expenses.

If your household has received only one copy of this notice, and you would prefer to receive separate copies of this document, either now or in the future, please call us at 86-10-5921-2230 or write to us at K's Media, 8/F GongJieDaSha, Ji 2, GongTi Road East, ChaoYang District, Beijing, China 100027, Attention:  Corporate Secretary.  We will deliver separate copies promptly.  If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please contact us in the same manner.